UNITED  STATES  SECURITIES  AND  EXCHANGE  COMMISSION

Washington,  D.C.   20549

FORM  8-K

CURRENT  REPORT

Pursuant  to  Section  13  or  15(d)  of

the  Securities  Exchange  Act  of  1934

Date of Report (Date of earliest event reported):  October 1, 2007

Commission File Number: 1-6453
National Semiconductor Corporation (Exact name of registrant as specified in its charter)
DELAWARE (State of Incorporation)	95-2095071 (I.R.S. Employer Identification Number)
2900 SEMICONDUCTOR DRIVE, P.O. BOX 58090 SANTA CLARA, CALIFORNIA 95052-8090 (Address of principal executive offices)
Registrant’s telephone number, including area code: (408) 721-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

NATIONAL SEMICONDUCTOR CORPORATION

INDEX

		Page
Section 5 – Corporate Governance and Management

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3

Section 8 – Other Events

Item 8.01	Other Events	3

Section 9 – Financial Statements and Exhibits

Item 9.01(d)	Exhibits	3

Signature		4

Exhibits
10.1	Management Contract or Compensatory Plan or Arrangement: 2005 Executive Officer Equity Plan, as amended

10.2	Management Contract or Compensatory Plan or Arrangement: Form of agreement to be used with stock options granted under the 2005 Executive Officer Equity Plan, as amended

10.3	Management Contract or Compensatory Plan or Arrangement: Form of agreement to be used with performance share units awarded under the 2005 Executive Officer Equity Plan, as amended

2

NATIONAL SEMICONDUCTOR CORPORATION

Item 5.03(e)	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 28, 2007, the Company’s stockholders approved the 2005 Executive Officer Equity Plan, as amended (“EOEP”). The EOEP provides for equity compensation in the form of stock options and performance share units for the Company’s executive officers. The EOEP was originally approved by the Company’s stockholders in October 2004. As amended, the number of shares available for issuance under the EOEP has been increased and stock appreciation rights have been eliminated as a form of equity compensation available under the EOEP. For more detailed information on the EOEP, see the information about the EOEP included in the Company’s proxy statement filed with the SEC on August 20, 2007. A copy of the EOEP is attached as Exhibit 10.1.

In connection with the approval of the EOEP by the Company’s stockholders, the Compensation Committee has approved revised forms of grant agreements, effective for use with EOEP grants on and after September 28, 2007. The form of agreement to be used with stock options granted under the EOEP is attached as Exhibit 10.2 and the form of agreement to be used with performance share units awarded under the EOEP is attached as Exhibit 10.3.

Item 8.01	OTHER EVENTS

On September 28, 2007, the Company announced at its annual meeting of stockholders that its Board of Directors had declared a cash dividend of $0.06 per outstanding share of common stock. The dividend is payable on January 7, 2008 to stockholders of record on December 17, 2007.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1	Management Contract or Compensatory Plan or Agreement: 2005 Executive Officer Equity Plan, as amended

10.2	Management Contract or Compensatory Plan or Arrangement: Form of agreement to be used with stock options granted under the 2005 Executive Officer Equity Plan, as amended

10.3	Management Contract or Compensatory Plan or Arrangement: Form of agreement to be used with performance share units awarded under the 2005 Executive Officer Equity Plan, as amended

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL SEMICONDUCTOR CORPORATION
Date: October 1, 2007	/s/ Lewis Chew

Lewis Chew Senior Vice President, Finance Chief Financial Officer Signing on behalf of the registrant

4

EXHIBIT 10.1

NATIONAL SEMICONDUCTOR

2005 EXECUTIVE OFFICER EQUITY PLAN

(as amended effective August 7, 2007,

subject to stockholder approval)

1.	PURPOSE AND OBJECTIVES

The National Semiconductor 2005 Executive Officer Equity Plan (the "Plan") is designed to align the interests of Executive Officers of National Semiconductor Corporation with the interests of the Company's stockholders and to provide incentives for such Executive Officers to exert maximum efforts for the success of the Company. By extending to Executive Officers the opportunity to acquire proprietary interests in the Company and to participate in its success, the Plan may be expected to benefit the Company and its stockholders by making it possible for the Company to attract and retain the best available executive talent and by rewarding them for their part in increasing the value of the Company's shares.

2.	DEFINITIONS

Whenever used in this Plan, the following terms shall have the meaning set forth below:

Award:  The grant of any form of stock, stock option, or performance share units whether granted singly, in combination or in tandem, to a Participant pursuant to such terms, conditions, performance requirements, limitations and restrictions as the Committee may establish in order to fulfill the objectives of the Plan.

Award Agreement:          An agreement, which may be in written or electronic form, between the Company and a Participant that sets forth the terms, conditions, performance requirements, limitations and restrictions applicable to an Award.

Board:	The board of directors of the Company.

Code:	The Internal Revenue Code of 1986, as amended.

Committee:         The committee appointed by the Board to administer the Plan. The Committee shall be comprised solely of directors who are (a) “nonemployee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, (b) “outside directors” under Section 162(m) of the Code and (c) “independent directors” pursuant to New York Stock Exchange requirements.

Common Stock:	National Semiconductor Corporation’s common stock, par value $0.50 per share.

Company:          National Semiconductor Corporation ("NSC") a Delaware corporation, and any corporation in which NSC controls directly or indirectly more than fifty percent (50%) of the combined voting power of voting securities.

Disability:          Inability to perform any services for the Company and eligible to receive disability benefits under the standards used by the Company's applicable disability benefit plans or any successor plan thereto.

Effective Date:	October 1, 2004, the date this Plan was approved by the Company's stockholders.

EOIP:	The Company's Executive Officer Incentive Plan.

Exchange Act:	Securities Exchange Act of 1934, as amended.

Executive Officer:           Employees of the Company identified as the Company's executive officers in the Company's annual report on Form 10-K filed with the Securities and Exchange Commission.

Exercise Price:    Price at which a share of Common Stock may be purchased by a Participant pursuant to the exercise of an Option.

Fiscal Year:	The fiscal year of the Company.

Grant Date:	With respect to an Award, the date that the Award was granted.

Immediate Family:          Parents (including step-parents), spouses, children (including step-children and adopted children) and siblings (including step-siblings.)

Non-Qualified Stock Option:         Option to purchase shares of Common Stock that is not intended to be an incentive stock option, as that term is defined in the Code.

Option:	Non-Qualified Stock Option.

Participant:	An Executive Officer to whom an Award has been made under the Plan.

Performance Goals:         The goal(s) (or combined goals) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the business criteria specified in Section 6. The Performance Goals may differ from Participant to Participant and from Award to Award.

Performance Share Units:	Awards to be made under the conditions specified in Section 8.

Retirement:        Permanent termination of employment with the Company and (a) age is either sixty-five (65) or age is at least fifty-five (55) and years of service in the employ of the Company is ten (10) or more, and (b) the terminating employee has confirmed to the Company that he or she does not intend to engage in a full-time vocation; provided however, that the Committee may in its discretion waive the obligation to deliver a certification that the terminating employee does not intend to engage in a full-time vocation.

Secretary:	The Secretary of the Company.

3.	ADMINISTRATION

3.1       The Committee.    The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) directors who shall be appointed from time to time by, and shall serve at the pleasure of, the Board.

3.2       Authority of the Committee.It shall be the duty of the Committee to administer the Plan in accordance with the Plan's provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) approve which Executive Officers shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Executive Officers who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith and (f) interpret, amend or revoke any such rules. The duties of the Committee under this Plan may not be delegated.

3.3       Decisions Binding.All determinations and decisions made by the Committee and the Board pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or an Award.

4.	SHARES SUBJECT TO THE PLAN

4.1       Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of shares available for issuance under the Plan shall not exceed 6,000,000 (consisting of 3,000,000 shares approved in fiscal 2005 and 3,000,000 approved in fiscal 2008) which may be unissued shares, or shares acquired by the Company, either on the market or otherwise. Of the total number of shares of Common Stock that may be issued under the Plan, up to 3,500,000 (consisting of 2,000,000 of the shares approved in fiscal 2005 and 1,500,000 of the shares approved in fiscal 2008) shares of Common Stock can be delivered under the Plan in connection with Performance Share Units and the balance remaining may be delivered upon exercise of Options that may be granted under this Plan. No shares from any of NSC’s other equity plans shall be available for Awards under this Plan.

4.2       Expired Awards. If an Award is forfeited, cancelled, terminates, expires, or lapses for any reason, any shares of Common Stock subject to such Award shall again be available to be the subject of an Award. Notwithstanding the foregoing, any shares of Common Stock that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Award under the Plan, as well as any shares exchanged by a Participant or withheld by the Company or a Participant’s employing company to satisfy the tax withholding obligations related to any Award under the Plan, shall not be available for subsequent Awards under the Plan.

4.3       Adjustments in Awards and Authorized Shares. In the event that there is any change in the shares of the Company through any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of the Company, then the number of shares of Common Stock that may be delivered under the Plan, the number, class, and price of shares of Common Stock subject to outstanding Awards, and the numerical limits of Section 4.1 shall be appropriately adjusted. Notwithstanding the preceding, the number of shares of Common Stock subject to any Award shall always be a whole number.

5.	ELIGIBILITY

Awards may be granted under the Plan only to Executive Officers of the Company. No Executive Officer shall have the automatic right to receive an Award under this Plan. Once having been selected to receive an Award, an Executive Officer has no right to be selected to receive a future Award.

6.	PERFORMANCE GOALS
Performance Goals shall identify one or more business criteria, which may include any of the following:

Financial Business Criteria:

Net income	Earnings per share
Debt reduction	Cash flow
Stockholder return	Revenue
Return on investment	Revenue growth
Return on invested capital	Return on net assets
Return on equity	Profit before tax
Gross operating profit	Profit after tax
Return on research and	Market capitalization
development investment	Total stockholder return
Margin

Performance Goals based on financial business criteria may be set on a pre tax or after tax basis, may be defined by absolute or relative measures, and may be valued on a growth or fixed basis.

Strategic and Operational Business Criteria:

Quality improvements	Market Share
Cycle time reductions	Reduction in product returns
Manufacturing improvements	Customer satisfaction
and/or efficiencies	improvements
Strategic positioning	Compensation/review
programs	program improvements
Business/information	Expense management
systems improvements	Customer request date
Infrastructure support	performance
programs	New product revenue
Human resource programs	Customer programs
New product releases	Technology development
Operational and strategic	programs
programs

7.	STOCK OPTIONS

7.1       Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Executive Officers at any time and from time to time as determined by the Committee in its sole discretion. The Committee shall determine the number of shares of Common Stock subject to each Option, provided, however that no one individual may receive a grant of more than 500,000 Options in any one Fiscal Year.

7.2       Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of shares of Common Stock to which the Option pertains, and such other terms and conditions as the Committee, in its discretion, shall determine. The Committee may provide that Options become exercisable in installments. The terms of the Award Agreement need not be identical for all Participants or for each Option granted.

7.3       Exercise Price. The Exercise Price for each Option shall be the closing price of the Common Stock on the New York Stock Exchange on the date the Option grant was approved by the Committee. If there is no trading on such date, the Grant Date shall be the next date on which the New York Stock Exchange is open for trading and the Exercise Price shall be the closing price of the Common Stock on the New York Stock Exchange on such Grant Date.

7.4       Term.      The maximum term of any Option shall be six years and one day from the Grant Date. The minimum full vesting period for any service based Option shall be three years from the Grant Date. Subject to these limits, the Committee shall provide in each Award Agreement when each Option expires and becomes unexercisable.

7.5       Performance Requirements. The Committee may establish performance requirements for exercisability of Options. Performance requirements may be set based upon the achievement of Performance Goals or other specific performance objectives (Company-wide, divisional, or individual.)

7.6	Exercisability of Options.

7.6.1    Except as provided in Section 9.1.1, an Option may not be exercised to any extent, either by the person to whom it was granted, the grantee's transferee, the grantee's guardian or legal representative or by any person after the grantee's death, unless the person to whom the Option was granted has remained in the continuous employ of the Company for not less than six months from the date when the Option was granted. Otherwise, each Option shall be exercisable as determined by the

Committee. Subject to the foregoing, Options shall be exercisable only after the time vesting requirements specified in the Option grant have been satisfied and, if applicable, the Committee has certified in writing that all applicable performance conditions have been met.

7.6.2    The Committee has the discretion to determine whether Options granted shall be transferable without consideration to the Participant’s Immediate Family members or family trusts for the benefit of the Participant’s Immediate Family members. Options shall otherwise not be transferable, either with or without consideration.

7.7	Payment of Purchase Price.

7.7.1

Options shall be exercised by the Participant’s delivery of a notice of exercise (which may be in electronic form) to the Company’s Stock Administration department (or such other designee as the Company may identify), setting forth the number of shares with respect to which the Option is to be exercised, accompanied by full payment for the shares. The notice shall be given in the form and manner specified by the Company from time to time.

7.7.2

Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. Previously acquired shares of Common Stock that have been held by the Participant for at least six months or a combination of cash and Common Stock held by the Participant for at least six months may also be tendered to pay the Exercise Price. Common Stock tendered in full or partial payment of the Exercise Price shall be valued on the date of exercise at the opening price of the Common Stock on the New York Stock Exchange on the date of exercise or, if there shall be no trading on such date, then on the first previous date on which there was such trading. As soon as practicable after receipt of a notification of exercise and full payment for the shares of Common Stock purchased, the Company shall deliver to the Participant (or to one of the Company's preferred brokers that is designated by the Participant), share certificates (which may be in book entry form) representing such shares.

7.8       Termination of Employment.           An Option shall terminate and may not be exercised if the Participant to whom it is granted ceases to be continuously employed by the Company, except (subject nevertheless to the last sentence of this Section 7.8): (a) if the Participant's continuous employment is terminated for any reason other than (i) Retirement, (ii) Disability, or (iii) death, the Participant or the Participant's transferee may exercise the Option to the extent that the Participant was entitled to exercise such Option at the date of such termination at any time within a period of three (3) months following the date of such termination, or if the Participant shall die within the period of three (3) months following the date of such termination without having exercised such Option, the Option may be exercised within a period of one year following the Participant's death by the Participant's transferee or the person or persons to whom the Participant's rights under the Option otherwise pass by will or by the laws of descent or distribution but only to the extent exercisable at the date of such termination; (b) if the Participant's continuous employment is terminated by (i) Retirement, (ii) Disability, or (iii) death, the Option may be exercised in accordance with its terms and conditions at any time within a period of five (5) years following the date of such termination by the Participant or the Participant's transferee, or in the event of the Participant's death, by the persons to whom the Participant's rights under the Option shall pass by will or by the laws of descent or distribution; (c) if the Participant's continuous employment is terminated and within a period of ninety (90) days thereafter the Participant returns to the active payroll as an employee of the Company, the Committee may reinstate any portion of the Option previously granted but not exercised. Nothing contained in this Section 7.8 is intended to extend the stated term of the Option and in no event may an Option be exercised by anyone after the expiration of its stated term.

8.	PERFORMANCE SHARE UNITS

8.1       Establishment of Performance Share Unit Targets. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may establish for the Executive Officers target awards of Performance Share Units in such amounts as the Committee, in its sole discretion, shall determine. The Committee shall determine the number of Performance Share Unit targets to be established for each Participant, provided, however, that no one individual may have a target of more than 250,000 Performance Share Units established in any one Fiscal Year.

8.2       Performance Share Unit Agreement. Performance Share Units shall be evidenced by an agreement, which may be in written or electronic form, that shall specify the target number of Performance Share Units established for the Participant, applicable performance conditions, the performance period which at a minimum shall be two years, a vesting period which may or may not run concurrently to the performance period, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

8.3       Performance Conditions. The Committee shall set performance conditions for Performance Share Units in accordance with this Section 8.3.

8.3.1           General Performance Conditions. The Committee may set performance conditions based upon the achievement of specific performance objectives (Company-wide, divisional, or individual).

8.3.2           Section 162(m) Performance Conditions. For purposes of qualifying Performance Share Units as "performance-based compensation" under Section 162(m) of the Code, the Committee may set performance conditions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Performance Share Units to qualify as "performance-based compensation" under Section 162(m) of the Code. In qualifying Performance Share Units under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Share Units under Section 162(m) of the Code (e.g., in determining the Performance Goals and measuring performance achievement).

8.4  Award Determination and Calculation.Awards will be determined at the end of the performance period if a threshold performance level on the performance conditions of 50% has been achieved. At the time of Award determination, the actual number of Performance Share Units earned will be determined, based on achievement of applicable performance goals. The Committee must determine the performance level achieved and certify in writing that the performance ratings and other applicable conditions have been satisfied before Awards can be paid. The actual number of Performance Share Units that may be earned may range from 50% to 150% of the established target and may not exceed 375,000 for any one performance period for any one Participant. Awards will be paid in shares of Common Stock equal to the number of Performance Share Units that has been earned after the Committee has approved the Award and any applicable vesting period thereafter has been satisfied.

8.5  Transferability. Prior to actual payment of Awards, Participants shall not have the right to sell, transfer, pledge, assign, or otherwise alienate or hypothecate any rights to Awards. Any attempted disposition thereof shall be null and void and of no effect.

8.6  Other Conditions.The Committee may impose such other conditions as it may deem advisable or appropriate in accordance with this Section 8.6.

8.6.1     General Conditions.          The Committee may set conditions based on applicable federal or state securities laws or any other basis determined by the Committee.

8.6.2     Termination of Employment. Each Performance Share Unit Agreement shall provide that any rights to receive shares of Common Stock upon achievement of performance conditions shall terminate immediately upon termination of employment for any reason during the applicable performance and vesting periods; provided, however, that the Committee may provide that no such termination shall occur in the event of a termination of employment because of the Participant's Retirement, Disability or death, in which event the Committee shall have the discretion to determine whether and in what amount an Award is payable. Awards determined by the Committee to be payable upon the Participant's termination of employment by reason of death or Disability shall be paid as soon as practical after such termination of employment to (i) in the case of death, the person or persons to whom the Participant's rights pass by will or by the laws of descent or distribution; or (ii) in the case of Disability to the Participant or, if applicable, the Participant’s legal representative. Any Awards determined by the Committee to be payable upon the Participant’s employment by reason of Retirement shall only be paid after the performance period has been completed and measured and the Committee has determined the actual Award amount earned by the Participant. The Committee shall have the discretion to determine the effect of all matters and questions relating to termination of employment, including but not by way of limitation, the question of whether a termination of employment resulted from a discharge for cause, and all questions of whether particular leaves of absence constitute termination of employment.

9.	CHANGE-OF-CONTROL PROVISIONS

9.1       Impact.          Notwithstanding any other provision of the Plan to the contrary, in the event of a Change-of-Control:

9.1.1 any Options outstanding as of the date such Change-of-Control occurs, and which are not then exercisable and vested, shall become fully exercisable and vested;

9.1.2 the performance conditions imposed under each Performance Share Unit Agreement shall lapse, and each Participant shall be entitled to receive shares of Common Stock equivalent to the target number of Performance Share Units specified in the Performance Share Unit Award Agreement.

Notwithstanding any of other provision of the Plan, in the event of a Change-in-Control in which the consideration paid to the holders of Common Stock is solely cash, each Award shall, upon the occurrence of a Change-of-Control, be cancelled in exchange for a payment in an amount equal to (i) the excess of the consideration paid per share Common Stock in the Change-of-Control over the Exercise Price or other applicable purchase price per share of Common Stock subject to the Award multiplied by (ii) the number of shares of Common Stock granted under the Award.

9.2  Definition of Change-of-Control.For purposes of the Plan, a "Change-of-Control" shall mean the happening of any of the following events:

9.2.1     The acquisition by any individual, entity or group (within the meaning of Section 13(d) (3) or 14(d) (2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (x) the then outstanding shares of NSC’s Common Stock (the "Outstanding Company Common Stock") or (y) the combined voting power of the then outstanding voting securities of NSC entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this Section 9.2.1, the following acquisitions shall not be deemed to result in a Change-of-Control: (i) any acquisition directly from NSC, (ii) any acquisition by NSC, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by NSC or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of Section 9.2.3 below; or

9.2.2     individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by NSC’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

9.2.3     the approval by the stockholders of NSC’s of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of NSC or the acquisition of assets of another corporation ("Business Combination") or, if consummation of such Business Combination is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation) unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60%, respectively, of the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns NSC or all or substantially all of NSC’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of NSC or any corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of Common Stock resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

9.2.4	approval by the stockholders of NSC of a complete liquidation or dissolution of NSC.

9.3  Notwithstanding the foregoing, a Change-of-Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of NSC immediately following such transaction or series of transactions.

10.	FORFEITURE OF AWARDS

Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, in the event of serious misconduct by a Participant (including, without limitation, any misconduct prejudicial to or in conflict with the Company) or any termination of employment for cause or in the event that a Participant terminates employment for Retirement and subsequently engages in full-time employment, or any activity of a Participant in competition with the business of the Company, (a) cancel any outstanding Award granted to such Participant, in whole or in part, whether or not vested or deferred, or (b) following the exercise or payment of an Award within a period specified by the Committee, require such Participant to repay to the Company any gain realized or payment received upon the exercise or payment of such Award (with such gain or payment valued as of the date of exercise or payment). Such cancellation or repayment obligation shall be effective as of the date specified by the Committee. Any repayment obligation may be satisfied in

Common Stock or cash or a combination thereof (valued based upon the opening price of the Common Stock on the New York Stock Exchange on the date of payment or if there is no trading on the New York Stock Exchange on such date, the opening price on the immediately preceding trading day on the New York Stock Exchange), and the Committee may provide for an offset to any future payments owed by the Company to the Participant if necessary to satisfy the repayment obligation. The determination of whether a Participant has engaged in a serious breach of conduct or any activity in competition with the business of the Company shall be determined by the Committee in good faith and in its sole discretion. This Section 11 shall have no application following a Change-of-Control.

11.	TERM; AMENDMENT AND TERMINATION

11.1      Term of the Plan. The Plan shall be effective as of the Effective Date and shall remain in effect thereafter, unless terminated earlier by the Company. Awards outstanding on the Plan's termination date shall not be affected or impaired by the termination of the Plan, but no Award may be granted or issued during any period of suspension or after termination of the Plan.

11.2      Amendment.        The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination (a) shall be made without stockholder approval if such approval is required by applicable law, regulatory requirement or stock exchange or accounting rules, or if the Board deems it necessary or desirable to qualify for or comply with any tax, applicable law, stock exchange, accounting or regulatory requirement, (b) except as required by applicable law or stock exchange or accounting rules, shall be made without the consent of the affected Participant, if such action would impair the rights of such Participant under any outstanding Award or (c) shall cause an Award qualified as performance-based compensation under Section 162(m) of the Code to cease to qualify as such. Notwithstanding anything to the contrary herein, the Committee or Board may amend or alter the Plan in such manner as may be necessary so as to have the Plan conform to local rules and regulations in any jurisdiction outside the United States.

12.	GENERAL PROVISIONS

12.1      Representation.    The Committee may require each person purchasing or receiving shares of Common Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

12.2      Conditions to NSC’s Obligation to Issue Stock. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, NSC shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

12.2.1 Listing or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Common Stock;

12.2.2 Any registration or other qualification of such shares of NSC under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

12.2.3 Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

12.3 No Limit on Other Arrangements.Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements for its Executive Officers or otherwise affect any other compensation or incentive plans in effect for the Company.

12.4 No Repricings/Regrants/Exchanges/Modifications. The Committee may not grant new Options or Performance Share Units in exchange for the cancellation of any other Award made under this Plan or any other plan of the Company. Other than in connection with a change in the Company's capitalization as provided in Section 4.3, the Exercise Price of an Option may not be reduced without approval of the Company's stockholders. No material amendments may be made to the Plan without the approval of the Company's stockholders.

12.5 No Contract of Employment.The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any Participant or Executive Officer any right to continued employment, nor shall it interfere in any way with the right of the Company to terminate the employment of any Participant or Executive Officer at any time.

12.6 Tax Withholding.No later than the date on which an amount first becomes includible in the gross income of the Participant for income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement, cash, shares of Common Stock previously owned by the Participant for at least six months duly enclosed for transfer to the Company, or in any combination of the foregoing. If Common Stock that is part of the Award is used to settle tax withholding obligations, the value of such Common Stock may not exceed the maximum withholding rate applicable to the Award. Common Stock used to satisfy tax withholding obligations shall be valued at the opening price of the Common Stock on the New York Stock Exchange on the date the Common Stock is used to satisfy the tax withholding obligation or, if there is no trading on the New York Stock Exchange on such day, the opening price on the immediately preceding trading day on the New York Stock Exchange. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate for the settlement of withholding obligations with Common Stock.

12.7 Governing Law.The Plan, all Award Agreements and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, USA, without reference to principles of conflict of laws.

12.8 Nontransferability.No Award, or interest or right therein or part thereof, shall be liable for the debts, contracts or engagements of the Participant or successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect. Any transfer of Awards to independent third parties for cash consideration without stockholder approval is prohibited. Notwithstanding the foregoing, nothing in this Section 12.8 shall prevent transfers as provided by Section 7.6.2 or by will or the applicable laws of descent and distribution.

12.9 Rights as Stockholder.No Participant (nor any beneficiary or transferee) shall have any of the rights or privileges of a stockholder of the Company with respect to any shares of Common Stock issuable pursuant to an Award (or exercise thereof), unless and until certificates (which may be in book entry form) representing such shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary or transferee, as applicable.) Participants who have received target awards of Performance Share Units shall not be entitled to receive any dividends that may be paid on the Common Stock during the performance period.

12.10 Gender and Number.        Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

12.11 Severability.      In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.12 Section 409A. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award, issuance and/or payment is subject to 409A of the Code, it shall be awarded and/or issued or paid in a manner that will comply with Section 409A of the Code, including regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. In particular, any payment of shares of Common Stock due in connection with Performance Share Units shall be made no later than sixty (60) days of the first of the calendar year following the date that the Performance Share Unit Award has been deemed to be earned. Any provision of this Plan that would cause an Award, issuance and/or payment to fail to satisfy Section 409A of the Code shall have no force or effect until amended to comply with Code Section 409A (which amendment may be retroactive to the extent permitted by applicable law).

12.13 Acceleration of Awards. Except as permitted in Sections 7.8, 8.6.2, and 9.1, acceleration of Awards and/or continued vesting of Awards after termination of employment shall not be permitted without the approval of stockholders.

EXHIBIT 10.2

National Semiconductor Corporation

Notice of Grant of Stock Option and Option Agreement

2005 Executive Officer Equity Plan

You have been granted a Non-Qualified Stock Option (“Option”) under National Semiconductor Corporation's 2005 Executive Officer Equity Plan (“Plan”).

Optionee:

Option Grant Date:

Option Price:

Number of Shares:

Vesting Schedule:

Plan under which option granted: 2005 Executive Officer Equity Plan

Performance Conditions:

(if applicable)

Option Term:

Option Number:

Except in certain instances, vesting on options ceases upon termination of employment. After termination, vested options generally may be exercised within 3 months although certain exceptions apply. Consult the Plan and Prospectus for details.

The option is subject to the terms and conditions of this Stock Option Agreement (“Agreement”), the additional terms and conditions of the Agreement, the Plan, and the Prospectus for the Plan. These documents may be accessed on the intranet at the National Semiconductor Corporate Human Resources website, www-hr.nsc.com/Site_Map/site_map.html. Hard copies are available upon request from Stock Administration, Mail Stop C1-640, 2900 Semiconductor Drive, Santa Clara, CA 95051, stock.administration@nsc.com.

The exercise of a stock option has tax implications. Consult the Prospectus and your tax adviser for details.

PLEASE NOTE: The granting of stock options is solely at the Company's discretion. There is no guarantee that you will be granted options in the future. In addition, the Company is not responsible for and does not guarantee that you will be able to achieve any particular sales price in connection with your stock option exercise.

By agreeing to accept this Agreement, you confirm that you have received copies of and agree to be bound by the terms and conditions of the Plan, Additional Terms of the Agreement, and Prospectus. In particular, you should note that by accepting this Agreement, you consent to the collection, use and transfer of personal data about you as described in the Additional Terms of the Agreement. This option cannot be exercised unless you have accepted this Agreement.

1

STOCK OPTION AGREEMENT

ADDITIONAL TERMS AND CONDITIONS

2005 EXECUTIVE OFFICER EQUITY PLAN (“Plan”)

Rev. 9/28/07

1.	Definitions

Continuous Employment:     The absence of any interruption or termination of employment by the Company. Employment shall not be considered interrupted in the case of transfers between payroll locations of the Company, or in the case of sick leave or any other leave of absence approved by the Company.

Fair Market Value:  As of a given date, the Fair Market Value of a share of Common Stock shall be the opening stock price of the Common Stock on the New York Stock Exchange on such date or if the Common Stock is not traded on such day, then on the immediately preceding trading day on the New York Stock Exchange.

Capitalized terms not otherwise defined herein have the meanings set forth in the Plan.

2.         If performance conditions have been established for the exercisability of the Option, the Option may not be exercised until the Committee certifies in writing that the performance requirements have been satisfied. If no performance requirements have been established for the exercisability of the Option, the Option shall be exercisable in accordance with the Vesting Schedule.

3.         The Option shall terminate and may not be exercised if the Optionee ceases to be employed by the Company prior to Optionee's completion of six months of Continuous Employment following the date the Option was granted. If Optionee's employment terminates after such six month period, the Option shall terminate and may not be exercised except as follows:

(a)

If Optionee's Continuous Employment terminates for any reason other than (i) Retirement, (ii) Disability, or (iii) death, Optionee may exercise the Option to the extent that Optionee was entitled to exercise it at the date of such termination at any time within a period of three (3) months following the date of such termination. If Optionee shall die during such three (3) month period without having exercised the Option, the person or persons to whom the Optionee's rights under the Option shall pass by will or by the laws of descent or distribution may exercise the Option within a period of one year following Optionee's death but only to the extent the Option was exercisable at the date of Optionee's termination;

(b)

If Optionee's Continuous Employment is terminated by (i) Retirement, (ii) Disability, or (iii) death, the Option may be exercised as provided in the Vesting Schedule (subject to the accelerated vesting provisions of Section 4 hereof) at any time within a period of five (5) years following the date of such termination by Optionee, or in the event of Optionee's death, by the person or persons to whom Optionee's rights under the Option shall pass by will or by the laws of descent or distribution; provided, however, that if Optionee shall become employed by or provide services in any manner to a competitor of the Company, the Option shall terminate immediately and may not be exercised.

4.         If Optionee has completed at least six months of Continuous Employment following the date the Option was granted and Optionee's Continuous Employment is terminated by (i) death or (ii) Retirement or Disability and Optionee dies within three (3) years following the date of such termination, the Option shall be fully exercisable upon Optionee's death notwithstanding the installment exercise provisions of the Vesting Schedule.

5.         Nothing contained in Section 3 or Section 4 hereof is intended to extend the stated term of the Option, and in no event may the Option be exercised after the Option Term has expired.

2

6.         The Option is exercisable, during the lifetime of the Optionee, only by the Optionee. The Option shall not be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent and distribution, and shall not be subject to attachment or similar process. Any attempted sale, pledge, assignment, transfer or other disposition of the Option contrary to the provisions hereof and the levy of any attachment or similar process upon the Option shall be null and void and without effect.

7.         In the event there is any change in the shares of National Semiconductor Corporation through the declaration of stock dividends or a stock split-up, or through any recapitalization resulting in share split-up, or combinations or exchanges of shares, or otherwise, the number of shares subject to the Option and the purchase price of such shares shall be appropriately adjusted. No fractional shares shall be issued upon any exercise of the Option.

8.         Subject to the terms and conditions of this Agreement, the Option may be exercised by giving notice to National Semiconductor Corporation at such location and in such form, which may be electronic, as National Semiconductor Corporation may designate. Such notice shall (i) state the election to exercise the Option and the number of full shares in respect of which it is being exercised, and (ii) be signed by the person or persons so exercising the Option and, in the event the Option is being exercised (pursuant to Section 3 hereof) by any person or persons other than the Optionee, be accompanied by appropriate proof of the right of such person or persons to exercise the Option. Such notice may be in electronic form and shall be accompanied by payment of the full purchase price of such shares, whereupon National Semiconductor Corporation shall issue and deliver, or cause to be issued and delivered a certificate or certificates which may be in book entry form, representing such shares, as soon as practicable after such notice is received. The purchase price for such shares must be paid in full in cash, or paid in full in Common Stock or a combination of cash and Common Stock. If Common Stock is used to pay any portion of the purchase price, it must have been held by the Optionee for such period of time as is sufficient to avoid the imposition on National Semiconductor Corporation of adverse accounting consequences, must be duly endorsed for transfer to National Semiconductor Corporation by the Optionee and must have an aggregate Fair Market Value as of the payment date of the applicable purchase price. The payment of all or part of the required withholding taxes due upon exercise of the Option, up to the highest marginal rates then in effect, may be made by the withholding of shares otherwise issuable upon exercise of the Option with an aggregate Fair Market Value (determined, as applicable, on the date of exercise) equal to the amount that must be withheld by the Optionee’s employer for federal, state, local and/or other tax purposes. The certificate or certificates, which may be in electronic form, for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option and shall be delivered as aforesaid to or upon the order of the person or persons exercising the Option. The date of the exercise of the Option will be the date on which the aforesaid notice, properly executed and accompanied as aforesaid, is received by National Semiconductor Corporation. All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable. Until the certificate or certificates have been issued as aforesaid, the person or persons exercising the Option shall possess no rights of a record holder with respect to any of such shares.

9.         National Semiconductor Corporation shall not be required to issue or deliver any certificate or certificates for shares of stock to satisfy the Option pursuant to this Agreement prior to fulfillment of all of the following conditions:

(a)              Optionee has evidenced Optionee’s acceptance of the terms of this agreement, which acceptance may be in written or electronic format;

(b)              The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(c)              The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable;

(d)        The obtaining of any approval or other clearance from any state, federal, or other governmental agency which the Committee shall, in its absolute discretion, determine to be

3

necessary or advisable;

(e)              Subject to the provisions of Section 8, the payment by Optionee of all amounts required to be withheld under federal, state, local and other applicable tax laws, with respect to the exercise of the Option and any shares of the Common Stock issued or issuable to satisfy the Option thereunder; and

(f)              The lapse of such reasonable period of time as the Committee may from time to time establish for reasons of administrative convenience.

10.       By entering into this Agreement and accepting the grant of an option evidenced hereby, Optionee acknowledges that: (i) the Plan is discretionary in nature and may be amended, suspended or terminated by National Semiconductor Corporation at any time; (ii) the grant of the Option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; (iii) all determinations with respect to any such future grants, including, but not limited to, the times when options shall be granted, the number of shares subject to each option, the option price, and the time or times when each option shall be exercisable, will be at the sole discretion of National Semiconductor Corporation and the Committee; (iv) the Optionee's receipt of this Option shall not create a right to further employment with the Company and shall not interfere with the ability of the Company to terminate the Optionee's employment relationship at any time with or without cause; (v) the Optionee's participation in the Plan is voluntary; (vi) the value of the Option is an extraordinary item of compensation which is outside the scope of the Optionee's employment contract, if any; (vii) the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (viii) the future value of the underlying shares is unknown and cannot be predicted with certainty; and (ix) if the underlying shares do not increase in value, the Option will have no value.

11.        National Semiconductor Corporation and/or the Optionee's employer will assess its requirements regarding tax, social insurance and any other payroll tax (Tax-Related Items") withholding and reporting in connection with the Option, including the grant, vesting or exercise of the Option or sale of shares acquired pursuant to such exercise. These requirements may change from time to time as laws or interpretations change. Regardless of the actions of National Semiconductor Corporation and/or the Optionee's employer in this regard, the Optionee hereby acknowledges and agrees that the ultimate liability for any and all Tax-Related Items is and remains his or her responsibility and liability and that National Semiconductor Corporation and/or the Optionee's employer (i) makes no representations nor undertakings regarding treatment of any Tax-Related Items in connection with any aspect of the Option grant, including the grant, vesting or exercise of the Option and the subsequent sale of shares acquired pursuant to such exercise; and (ii) does not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Optionee's liability regarding Tax-Related Items. In the event that National Semiconductor Corporation and/or the Optionee's employer must withhold any Tax-Related Items as a result of the grant, vesting, or exercise of the Option or sale of shares, the Optionee agrees to make arrangements satisfactory to National Semiconductor Corporation and/or the Optionee's employer to satisfy all withholding requirements. The Optionee authorizes National Semiconductor Corporation and/or the Optionee's employer to withhold all applicable Tax-Related Items legally due from the Optionee from his or her wages or other cash compensation paid him or her by National Semiconductor Corporation and/or the Optionee's employer or from proceeds from the sale of shares. Optionee further authorizes National Semiconductor Corporation and/or the Optionee’s employer to withhold from his or her wages or other cash compensation paid him or her by National Semiconductor Corporation and/or the Optionee’s employee any additional Tax-Related Items that National Semiconductor Corporation and the Optionee’s employer subsequently determine in the future to be the responsibility of the Optionee.

12.       As a condition of the grant of the Option, the Optionee consents to the collection, use and transfer of personal data as described in this Section 12. The Optionee understands that National Semiconductor Corporation and its subsidiaries hold certain personal information about the Optionee, including the Optionee's name, home address and telephone number, date of birth, social security number or identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, cancelled, exercised, vested, unvested or outstanding in the Optionee's favor, for the purpose of managing and administering the Plan ("Data"). The Optionee further understands that National Semiconductor Corporation and its subsidiaries will transfer Data amongst themselves as necessary for the purpose

4

of implementation, administration and management of the Optionee's participation in the Plan, and that National Semiconductor Corporation and its subsidiaries may further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. The Optionee understands that these recipients may be located in the European Economic Area, or elsewhere, such as the United States. The Optionee authorizes National Semiconductor Corporation and its subsidiaries to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Optionee's participation in the Plan, including any requisite transfer to a broker or other third party with whom the Optionee may elect to deposit any shares of stock acquired upon exercise of the Option, such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of stock on his or her behalf. The Optionee understands that he or she may, at any time, view Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting his or her local Human Resources representative. Withdrawal of consent may, however, affect Optionee's ability to exercise or realize benefits from the Option.

13.	Upon a Change-of-Control, the Option becomes fully vested and exercisable.

14.       A.          The Committee has the power to interpret the Plan, this Agreement and all other documents relating to the Option and to adopt rules for the administration, interpretation and application of the Plan, and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith.

B.         Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

C.           This Agreement shall be administered, and the Common Stock subject to the Option shall be issued, only in such a manner as to conform to all applicable laws, rules and regulations.

D.          This Agreement may be amended only by a document, which may be in written or electronic form, executed by the parties hereto which specifically states that it is amending this Agreement. Signatures evidencing such execution may be written or electronic.

E.           The rights and obligations of National Semiconductor Corporation under this Agreement shall be transferable by National Semiconductor Corporation to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by National Semiconductor Corporation’s successors and assigns.

F. Optionee agrees upon request to execute any further documents or instruments necessary or desirable in the sole determination of National Semiconductor Corporation to carry out the purposes or intent of this Agreement.

G.          Optionee acknowledges and agrees that he or she has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing and accepting this Agreement and fully understands all provisions of this Agreement.

H.          All obligations of National Semiconductor Corporation under the Plan and this Agreement shall be binding on any successor to National Semiconductor Corporation, whether the existence of such successor is the result of a direct or indirect substantially all of the business and/or assets of National Semiconductor Corporation.

I.            If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any section of this Agreement (or part of such a section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such section or part of a section to the fullest extent possible while remaining lawful and valid.

J.           Any notice to be given under the terms of this Agreement to National Semiconductor Corporation shall be addressed to National Semiconductor Corporation in care of its Secretary, and any notice to be given to the

5

Optionee shall be addressed to him or her at the address provided by Optionee to the Company for maintenance in the Company’s personnel files concerning Optionee. By a notice given pursuant to this Section 14.J, either party may designate a different address for notices to be given to it. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed National Semiconductor Corporation of his or her status and address by written notice under this Section 14.J. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the postal service in the country of residence of the party sending the notice.

K.          Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, in the event of serious misconduct by Optionee (including, without limitation, any misconduct prejudicial to or in conflict with the Company) or any Termination of Employment for cause or in the event that Optionee terminates employment for Retirement and subsequently engages in full-time employment, or any activity of Optionee in competition with the business of the Company, (i) cancel any outstanding Option granted to Optionee, in whole or in part, whether or not vested or (ii) following the exercise of an Option within a period specified by the Committee, require Optionee to repay to the Company any gain realized or payment received upon the exercise of such Option (with such gain or payment valued as of the date of exercise or payment). Such cancellation or repayment obligation shall be effective as of the date specified by the Committee. The determination of whether Optionee has engaged in a serious breach of conduct or any activity in competition with the business of the Company shall be determined by the Committee in good faith and in its sole discretion. This Section 14.K shall have no application following a Change-of-Control.

L.           The laws of the State of Delaware, USA shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

15.       This Option is granted pursuant to the Plan. A copy of the Plan is available in electronic form on the Company's Human Resources website or in hard copy from the Stock Administration department and is by reference incorporated herein. In the event of any inconsistency between the terms of this Agreement and the provisions of the Plan, the Plan shall govern.

6

EXHIBIT 10.3

National Semiconductor Corporation

Performance Share Unit Award Agreement

Performance Share Unit targets have been established for you under National Semiconductor Corporation's 2005 Executive Officer Equity Plan (“Plan”).

Participant:________________________________________

Award Date: ________________________________________

Target Number of Units

Awarded Pursuant to Section 2:______________________

Performance Conditions:_____________________________

Performance Period:_________________________________

Vesting Period:

(if applicable) ____________________________________

The establishment of Performance Share Unit targets is subject to the terms and conditions of this Performance Share Unit Agreement (“Agreement”), the Plan, and the Prospectus for the Plan. These documents may be accessed on the intranet at the National Semiconductor Corporate Human Resources website, www-hr.nsc.com/sit-map/site-map.html. Hard copies are available upon request from Stock Administration, Mail Stop C1-640, 2900 Semiconductor Drive, Santa Clara, CA 95051, Stock.administration@nsc.com .

The issuance of stock in payment of a Performance Share Unit award has tax implications. Consult the Prospectus and your tax adviser for details.

PLEASE NOTE: The granting of Performance Share Unit targets is solely at the Company's discretion. There is no guarantee that you will actually receive shares of common stock in payment of Performance Share Unit awards unless performance is achieved or that you will receive other target awards of Performance Share Units in the future. In addition, the Company is not responsible for and does not guarantee that you will be able to achieve any particular result in connection with your Performance Share Units.

By accepting the Performance Share Units, you confirm that you have received copies of and agree to be bound by the terms and conditions of the Plan, the Agreement, and Prospectus. In particular, you should note that, you consent to the collection, use and transfer of personal data about you as described in the Agreement.

1

AGREEMENT TERMS AND CONDIDITIONS

Rev 9/28/07

1.	Definitions:

Fair Market Value:      As of a given date, the Fair Market Value of a share of the Common Stock shall be the opening stock price of the Common Stock on the New York Stock Exchange on such date or if the Common Stock is not traded on such day, then on the immediately preceding trading day on the New York Stock Exchange.

Vesting Date:	Date that the restrictions and/or risk of forfeiture of an Award lapse.

Capitalized terms not otherwise defined herein have the meanings set forth in the Plan.

2.    In consideration of services rendered to the Company and for other good and valuable consideration which the Committee has determined to be at least equal to the par value of the Company’s Common Stock, on the Award Date National Semiconductor Corporation grants to Participant the target number of Performance Share Units specified on the first page of this Agreement upon the terms and conditions set forth in this Agreement. Performance requirements have been established for the Performance Share Units. Shares of Common Stock will not be issued until the Committee certifies in writing that the performance requirements have been satisfied. In addition to the performance requirements, any applicable vesting requirements must have been satisfied before any Awards will be paid.

3.    The target number of Performance Share Units shall constitute the total number of Performance Share Units that may be achieved at a performance level of 100%. In the event a Participant changes positions during the performance period, the Committee has the discretion to adjust the target number of Performance Share Units to reflect the Committee's assessment of the level of responsibilities associated with the Participant's new position.

4.    Performance conditions and associated weights will be established by the Committee within ninety (90) days after the start of the performance period, which at a minimum shall be two years. Each performance condition will define the source for scoring and the measurement metric. Performance conditions and their associated weights may change from one performance period to another performance period to reflect the Company's financial, operational and strategic goals.

5.    The actual Award amount may vary from the target number of Performance Share Units, depending on actual achievement on performance conditions.

6.    Awards will be determined at the end of the performance period if a threshold performance level on the performance conditions of 50% has been achieved. At the time of Award determination, the actual number of Performance Share Units earned will be determined, based on achievement on applicable performance conditions. The Committee must determine the performance level achieved and certify in writing that the performance ratings and other applicable conditions have been satisfied before Awards can be paid. The actual number of Performance Share Units that may be earned by any one Participant for any one performance period may range from 50% to 150% of the established target and may not exceed 375,000. The Committee reserves the right to reduce an Award to reflect a Participant's absence from work during a performance period. Awards will be paid in shares of Common Stock equal to the number of Performance Share Units that has been earned after the Committee has approved the Award and any applicable vesting period thereafter has been satisfied. Any fractional share numbers will be rounded down to the next whole number.

7.    Except as permitted under Section 9.1.2 of the Plan, in order to be eligible to receive payment of a Performance Share Unit Award, a Participant must be employed by the Company on the last working day of the performance period and continue to be employed during any applicable vesting period. A Participant whose employment has terminated prior to such date or dates will forfeit an Award, except as provided below:

2

(a)

If a Participant's employment is terminated during the performance period by Disability, Retirement or death, the Participant will be entitled to receive an Award reflecting the Participant's performance and actual period of full time employment during the performance period.

(b)

If a Participant's employment is terminated by reason of Disability, Retirement or death during the vesting period after Awards have been determined at the end of the performance period, the Participant will be entitled to receive full payment of the Award at the time of termination.

(c)

Unless local law or regulation provides otherwise, payments of Awards made upon termination of employment by death shall be made to the persons to whom the Participant's rights pass by will or the laws of descent or distribution.

(d)

If an Award has been paid early as a result of termination of employment by Retirement and the Participant shall become employed by or provide services in any manner to a competitor of the Company or any subsidiary, the Participant shall repay the Award to the Company.

8.    Prior to the actual payment of Awards, Performance Share Units may not be sold, pledged, assigned or transferred in any manner and shall not be subject to attachment or similar process. Any attempted sale, pledge, assignment, transfer or other disposition of the Performance Share Unit contrary to the provisions hereof and the levy of any attachment or similar process upon the Performance Share Unit shall be null and void and without effect.

9.    In the event there is any change in the shares of National Semiconductor Corporation through the declaration of stock dividends or a stock split-up, or through any recapitalization resulting in share split-up, or combinations or exchanges of shares, or otherwise, the number of Performance Share Units outstanding shall be appropriately adjusted. Any fractional share numbers will be rounded down to the next whole number.

10.  Taxes due on payment of a Performance Share Unit Award shall be paid through the withholding of shares otherwise issuable upon payment of the Award. At the Participant's option, the Participant may elect to pay the taxes due in (i) cash, (ii) Common Stock or (iii) a combination of cash and Common Stock. If Common Stock is used to pay taxes (other than through stock withholding), it must have been held by the Participant for such period of time as is sufficient to avoid the imposition on National Semiconductor Corporation of adverse accounting consequences and must be duly endorsed for transfer to National Semiconductor Corporation by Participant. Common Stock used to pay taxes (whether through stock withholding or delivery by the Participant) must have an aggregate Fair Market Value (determined, as applicable on the date Awards are determined) equal to the amount that must be withheld by Participant’s employer for federal, state, local and/or other tax purposes. The certificate or certificates for the shares issued in payment of a Performance Share Unit, which may be in book entry form, shall be registered in the name of and delivered to the Participant. All shares that shall be delivered in payment of a Performance Share Unit Award shall be fully paid and nonassessable. Until the certificate or certificates have been issued as aforesaid, the Participant shall possess no rights of a record holder with respect to any such shares.

11.  National Semiconductor Corporation shall not be required to issue or deliver any certificate or certificates for shares of stock pursuant to this Agreement prior to fulfillment of all of the following conditions:

(a)    Participant has evidenced Participant’s acceptance of the terms of this agreement, which acceptance may be in written or electronic format;

(b)   The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(c)    The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable;

3

(d)   The obtaining of any approval or other clearance from any state, federal, or other governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;

(e)    Subject to the provisions of Section 10, the payment by Participant of all amounts required to be withheld under federal, state, local and other applicable tax laws, with respect to any shares of the Common Stock issued or issuable thereunder; and

(f)    The lapse of such reasonable period of time as the Committee may from time to time establish for reasons of administrative convenience.

12.  By entering into this Agreement and accepting the Performance Share Units, Participant acknowledges that: (i) the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time; (ii) the grant of Performance Share Units is a one-time benefit which does not create any contractual or other right to receive future grants of Performance Share Units, or benefits in lieu of Performance Share Units; (iii) all determinations with respect to any such future grants, including, but not limited to, the times when Performance Share Units shall be granted and the number of Performance Share Units, will be at the sole discretion of the Company and the Committee; (iv) the Participant's receipt of this Performance Share Unit shall not create a right to further employment with the Company and shall not interfere with the ability of the Company to terminate the Participant's employment relationship at any time with or without cause; (v) the Participant's participation in the Plan is voluntary; (vi) the value of the Performance Share Unit is an extraordinary item of compensation which is outside the scope of the Participant's employment contract, if any; (vii) the Performance Share Unit is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; and (viii) the future value of the underlying shares is unknown and cannot be predicted with certainty.

13.  National Semiconductor Corporation and/or the Participant's employer will assess its requirements regarding tax, social insurance and any other payroll tax (Tax-Related Items") withholding and reporting in connection with the Performance Share Unit. These requirements may change from time to time as laws or interpretations change. Regardless of the actions of National Semiconductor Corporation and/or the Participant's employer in this regard, the Participant hereby acknowledges and agrees that the ultimate liability for any and all Tax-Related Items is and remains his or her responsibility and liability and that National Semiconductor Corporation and/or the Participant's employer (i) makes no representations nor undertakings regarding treatment of any Tax-Related Items in connection with any aspect of the grant of Performance Share Units; and (ii) does not commit to structure the terms of the grant or any aspect of the Performance Share Unit to reduce or eliminate the Participant's liability regarding Tax-Related Items. In the event that National Semiconductor Corporation and/or the Participant's employer must withhold any Tax-Related Items as a result of the Performance Share Unit, the Participant agrees to make arrangements satisfactory to National Semiconductor Corporation and/or the Participant's employer to satisfy all withholding requirements. The Participant authorizes National Semiconductor Corporation and/or the Participant's employer to withhold all applicable Tax-Related Items legally due from the Participant from his or her wages or other cash compensation paid him or her by National Semiconductor Corporation and/or the Participant's employer. Participant further authorizes National Semiconductor Corporation and/or the Participant’s employer to withhold from his or her wages or other cash compensation paid him or her by National Semiconductor Corporation and/or the Participant’s employer any additional Tax-Related Terms that National Semiconductor Corporation and the Participant’s employer subsequently determine in the future to be the responsibility of Participant.

14.  As a condition of the grant of the Performance Share Unit, the Participant consents to the collection, use and transfer of personal data as described in this Section 14. The Participant understands that National Semiconductor Corporation and its subsidiaries hold certain personal information about the Participant, including the Participant's name, home address and telephone number, date of birth, social security number or identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Performance Share Units or any other entitlement to shares of stock awarded, cancelled, exercised, vested, unvested or outstanding in the Participant's favor, for the purpose of managing and administering the Plan ("Data"). The Participant further understands that National Semiconductor Corporation and/or its subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Participant's participation in the Plan, and that National Semiconductor Corporation and/or any of its subsidiaries may each further transfer Data to any third parties assisting

4

National Semiconductor Corporation in the implementation, administration and management of the Plan. The Participant understands that these recipients may be located in the European Economic Area, or elsewhere, such as the United States. The Participant authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant's participation in the Plan, including any requisite transfer to a broker or other third party with whom the Participant may elect to deposit any shares of stock acquired upon payment of a Performance Share Unit, such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of stock on his or her behalf. The Participant understands that he or she may, at any time, view Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting his or her local Human Resources representative. Withdrawal of consent may, however, affect Participant's ability to realize benefits from the Performance Share Unit.

15.  Upon a Change-of-Control, the performance conditions imposed under this Agreement shall lapse and the Participant shall be entitled to receive shares of Common Stock equivalent to the target number of Performance Share Units specified in this Agreement.

16.  A.The Committee has the power to interpret the Plan and this Agreement and to adopt rules for the administration, interpretation and application of the Plan, and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith.

B.    Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

C.    This Agreement shall be administered, and the Common Stock shall be issued, only in such a manner as to conform to all applicable laws, rules and regulations.

D.    This Agreement may be amended only by a document, which may be in written or electronic form, executed by the parties hereto which specifically states that it is amending this Agreement. Signatures evidencing such execution may be written or electronic.

E.    The rights and obligations of National Semiconductor Corporation under this Agreement shall be transferable by National Semiconductor Corporation to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by National Semiconductor Corporation’s successors and assigns.

F.    Participant agrees upon request to execute any further documents or instruments necessary or desirable in the sole determination of National Semiconductor Corporation to carry out the purposes or intent of this Agreement.

G.    Participant acknowledges and agrees that he or she has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing and accepting this Agreement and fully understands all provisions of this Agreement.

H.    All obligations of National Semiconductor Corporation under the Plan and this Agreement shall be binding on any successor to National Semiconductor Corporation, whether the existence of such successor is the result of a direct or indirect substantially all of the business and/or assets of National Semiconductor Corporation.

I.     If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any section of this Agreement (or part of such a section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such section or part of a section to the fullest extent possible while remaining lawful and valid.

5

J.     Any notice to be given under the terms of this Agreement to National Semiconductor Corporation shall be addressed to National Semiconductor Corporation in care of its Secretary, and any notice to be given to the Participant shall be addressed to him or her at the address provided by Participant to the Company for maintenance in the Company’s personnel files concerning Participant. By a notice given pursuant to this Section 16.J, either party may designate a different address for notices to be given to it. Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed National Semiconductor Corporation of his or her status and address by written notice under this Section 16.J. Any notice shall have been deemed duly given when enclosed in a properly sealed envelop or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the postal service in the country of resident of the party sending the notice.

K.    Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, in the event of serious misconduct by Participant (including, without limitation, any misconduct prejudicial to or in conflict with the Company) or any Termination of Employment for cause or in the event that Participant terminates employment for Retirement and subsequently engages in full-time employment, or any activity of Participant in competition with the business of the Company, (i) cancel any outstanding Performance Share Unit granted to Participant, in whole or in part, whether or not vested or (ii) require Participant to repay to the Company any gain realized or payment received under this Agreement (with such gain or payment valued as of the date of exercise or payment). Such cancellation or repayment obligation shall be effective as of the date specified by the Committee. The determination of whether Participant has engaged in a serious breach of conduct or any activity in competition with the business of the Company shall be determined by the Committee in good faith and in its sole discretion. This Section 16.K shall have no application following a Change-of-Control.

L.    The laws of the State of Delaware, USA shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

17.  Performance Share Units are granted pursuant to the Plan, a copy of which is available in electronic form on the Company's Human Resources website or in hard copy from the Stock Administration department and by reference incorporated herein. In the event of any inconsistency between the terms hereof and the provisions of the Plan, the Plan shall govern.

6

SIGNATURE BLOCK FOR WRITTEN AGREEMENTS

NATIONAL SEMICONDUCTOR CORPORATION

By:__ _____________________________

ITS:_______________________________

_________________________________

Participant Signature

Participant Address: ________________________________________________

________________________________________________

1